LICENSE AGREEMENT


     This AGREEMENT made as of February 23, 2001, (the Agreement"), between Harrow Enterprises, Inc., a Nevada corporation with its principal place of business located at 2 Fifth Avenue, New York, New York 10011 ("Licensor") and Global Home Marketing, Inc. a Nevada Corporation, with its principal place of business located at 7 Penn Plaza, New York, New York 10001, ("Licensee").

     The Licensor is the owner of the entire right, title and interest to the trade names and trademarks set forth on Exhibit A to this Agreement (the "Trademarks").

     Licensee desires to use, and to obtain from Licensor the right, license and privilege to use the Trademarks in the territory described in Exhibit B to this Agreement (the "Territory") in conjunction with the manufacture, sale and distribution of the product categories described in Exhibit C to this Agreement (the "Licensed Goods"), and the Licensor is willing to grant such license on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants of the parties and
for  other  good  and  valuable  consideration,   receipt  of  which  is  hereby
acknowledged by the Licensor, the parties hereto agree as follows:

     1. License. Licensor grants to Licensee an exclusive right and license to use the Trademarks in the Territory, under the state and federal law and under the auspices and privileges provided by any registration covering the Trademarks, on the Licensed Goods. It is expressly agreed between the parties that, except as may be provided in any separate license agreement between Licensor and Licensee with respect to the use of the Trademarks in conjunction with other goods, the Licensor retains the exclusive right to use or license the use of the Trademarks in connection with the manufacture, sale and/or distribution of goods other than the Licensed Goods


     2. Term. The term of this license with respect to each separate product category of Licensed Goods shall commence upon receipt of the initial Royalty payment set forth in Exhibit D to this Agreement (the "Effective Date"). The license granted hereby shall continue thereafter on a year-to-year basis unless
(i) terminated by Licensee upon written notice to Licensor given not less than ninety (90) days prior to the end of any "License Year" (as defined below) or
(ii) terminated by the Licensor if, after making the election referred to above, Licensee shall have failed to generate a minimum of $100,000 of aggregate "Gross Sales" (as defined below) per product category of Licensed Goods during any License Year. Notwithstanding the foregoing, however, if Licensee shall have failed to generate minimum aggregate Gross Sales for any License Year, as required in the preceding sentence, but Licensee shall nonetheless elect to pay to Licensor an amount equal to the "Royalties" (as defined below) which would have been payable to Licensor had Licensee generated the required minimum aggregate Gross Sales of Licensed Goods for such License Year, as provided above, then Licensee shall be deemed to have generated the minimum aggregate Gross Sales for such License Year as required hereunder and Licensor shall have no right to terminate this license by reason of Licensee's failure to generate minimum aggregate Gross Sales for such License Year.

     For purposes of this License, a "License Year" shall mean the 12 month period commencing on the Effective Date and each consecutive 12 month period thereafter.

     3. Quality of Goods. Licensee agrees to maintain the quality of goods sold under the Trademarks commensurate with the business position of the parties involved. Licensor reserves the right, upon reasonable notice, to enter the premises of Licensee and inspect the quality of goods manufactured, sold and/or distributed by Licensee under the Trademarks to insure that the quality of said Licensed Goods is maintained.

     Licensee agrees to allow Licensor's authorized agents to inspect said Licensed Goods manufactured, sold and/or distributed by Licensee under the Trademarks at any time desired by Licensor upon reasonable notice and during Licensee's regular business hours.

     In the event that Licensor shall find that the quality of the Licensed Goods has not been maintained by Licensee as required in this Paragraph 3 above, Licensor shall notify Licensee in writing of any such dissatisfaction with the quality of said Licensed Goods and Licensee shall have thirty (30) days in which to bring the quality of such Licensed Goods up to a level reasonably satisfactory to Licensor. If Licensor's complaints are such that a remedy or cure cannot reasonably be completed within said thirty (30) day period, then Licensee shall commence to cure such dissatisfaction within such thirty (30) period and shall thereafter diligently and continuously take all reasonable steps to effect such cure or remedy. In the event that Licensee shall fail to perform its obligation to maintain the quality of any Licensed Goods and shall fail to cure such failure as hereinabove provided, Licensor shall have the right to terminate or suspend Licensee's right to manufacture, sell and/or distribute such Licensed Goods so long as the quality thereof shall be below acceptable standards, but nothing herein shall be deemed to terminate, suspend or otherwise affect Licensee's continued right to manufacture, sell and/or distribute any other Licensed Goods which shall be of a quality which is consistent with Licensee's obligations hereunder.

     4. Ownership of the Trademarks. The parties agree that Licensor shall retain full ownership of all rights and title in and to the Trademarks, subject only to the rights and license granted to Licensee hereunder or under any other license agreement between the parties.


     5. Use of Trademarks. Licensee shall, upon request, provide Licensor with representative samples of literature, brochures, signs and advertising materials prepared by the Licensee bearing the Trademarks at least 15 days prior to the first use thereof. If Licensor reasonably finds any of said material objectionable, notice of objection citing specifics shall be given to Licensee within eight (8) days after receipt of the materials by Licensor. If the parties cannot resolve the objections among themselves, the matter shall be submitted to arbitration pursuant to Paragraph 18 hereof. When using the Trademarks under this Agreement, Licensee shall use its best efforts to comply substantially with all laws pertaining to trademarks in force at any time in any country in which said Licensed Goods are sold. This provision includes compliance with trademark marking requirements of the country in which said Licensed Goods are sold.

     6. Covenants of Licensor and Licensee.

     6.1. So long as this license shall remain in full force and effect, the Licensor shall not use or grant others the right to use the Trademarks on or in connection with Licensed Goods in the Territory.

     6.2. Licensor agrees to obtain and maintain at its sole cost and expense the federal registration of the Trademarks in the United States in full force and effect, including the filing of any renewals, declarations or affidavits of use, or, if appropriate, to file new applications for registration. Upon written request of the Licensee, Licensor shall use its best efforts to procure the registration of the Trademarks or any other trademark (including any label or logo) relating to the Licensed Goods which incorporates or includes the Trademarks in any jurisdiction outside of the United States, but in the Territory, in which Licensee shall have given written to Licensor of its bona. fide intention to manufacture, sell and/or distribute the Licensed Goods, and shall maintain the same in full force and effect, including the filing of any renewals, declarations or affidavits of use; provided, however, that all reasonable costs and expenses associated with any such foreign registrations or other filings with respect to the Trademarks shall be advanced by the Licensee for the account of Licensor and Licensee shall recoup such costs and expenses only by offsetting or deducting the same from any royalties which may be payable by Licensee to Licensor on account of the sale of any goods bearing the Trademarks, or any related trademarks licensed by Licensor to Licensee under this and/or any other license agreement or arrangement between Licensor and Licensee, or from any other monies owing by Licensee to Licensor hereunder or under any other arrangement or agreement between the parties. Without limiting the generality of the foregoing, Licensor shall execute all documents reasonably requested by the Licensee for filing and prosecuting such applications for registration of the Trademarks in any jurisdiction throughout the world in which Licensee has a bona fide intention to manufacture, sell and/or distribute the Licensed Goods. Licensor shall also give to Licensee all assistance Licensee reasonably requires including the giving of testimony in any suit, action or proceeding in order to obtain, maintain and protect the Licensee's rights therein and thereto. If Licensor shall not so execute or deliver any such instruments after reasonable opportunity to do so, Licensee shall have the right to do so in Licensor's name, place and stead and Licensee is hereby irrevocably appointed as Licensor's attorney in fact for such purpose, which power is coupled with an interest.


     7. Use of Confusingly Similar Marks. Licensee agrees not to adopt and use, without Licensor's written consent, any marks that are confusingly similar to the Trademarks; provided, however, that Licensee may adopt any trademark, logo or label which includes or incorporates the Trademarks in conjunction with its sale and distribution of Licensed Goods.


     8. Royalties. Licensee shall pay to Licensor the initial Royalty payment and the percentage royalties based upon "Gross Sales" per product category of Licensed Goods sold by Licensee during each License Year in (a) the United States and Canada, and (b) all other countries throughout the world, as set forth on Exhibit D annexed hereto (collectively, the

"Royalties") or at such other percentage rates as may be agreed between Licensor and Licensee with respect to specific product categories. Royalties shall be payable quarterly within forty-five (45) days following the end of each quarter during the License Year.



     As used herein, the term "Gross Sales" shall mean (i) the invoice price charged by Licensee on account of the sale of Licensed Goods to customers, sublicensees, distributors or others without any deduction, or (ii) all royalties from sublicensees pursuant to any sublicense agreement or arrangement with respect to the manufacture, sale and/or distribution of the Licensed Goods

     9. Royalty Reports. Licensee agrees to make written reports to Licensor quarterly during each License Year of the term hereof with respect to any Royalties payable to Licensor as provided in Paragraph 8 above. Such written reports shall include an accounting of all Gross Sales of Licensed Goods during the preceding quarter and upon which Royalties are payable hereunder. Licensee also agrees to make a written report to Licensor within forty-five (45) days after any expiration or termination of this license, stating in such report an accounting of all Gross Sales upon which Royalties are payable hereunder, but which have not been previously reported to Licensor.



     10. Records. Licensee shall obtain and keep records showing all Gross Sales of Licensed Goods and any Royalties due and/or paid as set forth in Paragraph 8 of this license in sufficient detail to enable the Royalties payable to be determined and Licensee agrees to permit such records to be examined from time to time upon reasonable notice to the extent necessary to verify the reports provided for hereunder. Such examination to be made at the expense of Licensor by any auditor appointed by Licensor who shall be acceptable to Licensee, or, at the option and expense of Licensee by a certified independent public accountant appointed by Licensor and approved by Licensee, which approval shall not be unreasonably withheld.



     11. Default and Termination. Licensor shall have the right to terminate this Agreement by reason of a material breach by Licensee of its duties and obligations hereunder provided that such material breach shall not have been remedied or cured within thirty (30) days following receipt by Licensee of written notice thereof from Licensor, or, if Licensor's complaint of a material breach is such that a remedy or cure cannot reasonably be completed within said thirty (30) day period, then Licensee shall have commenced to cure such material breach within such thirty (30) day period and shall thereafter have diligently and continuously taken all reasonable steps to effect such remedy or cure. Such termination shall be without prejudice to any rights that Licensor may otherwise have against Licensee for damages or otherwise.



     Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall be deemed to constitute a separate license agreement with respect to each product category of Licensed Goods and this Agreement shall be interpreted in such a manner that the termination of this Agreement with respect to any one product category shall not be deemed a termination of this Agreement with respect to any other product category.

     In the event of a breach or threatened breach by either party of its obligations under this license, each party acknowledges that the other party may not have any adequate remedy at law and may be entitled to seek such equitable and injunctive relief as may be available to restrain the other party from any violation of the provisions hereof. The prevailing party in any such proceeding shall be entitled to reimbursement from the other party of any expenses (including, without limitation, reasonable attorney's fees) incurred in connection with such proceeding. Nothing herein shall be construed as prohibiting either party from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages.

     12. Effect of Termination or Expiration. Upon and after the expiration or termination of this license, all rights granted to Licensee hereunder shall forthwith revert to Licensor and Licensee shall refrain from any further use of the Trademarks on Licensed Goods pursuant to this Agreement; provided, however, that Licensee may, for a period of 180 days after the expiration and termination of this license, dispose of any Licensed Goods remaining in Licensee's inventory or in process of manufacture at the date of termination of this license. In any such event, Licensee shall continue to pay Royalties and furnish statements with respect to any period subsequent to the termination of this license in accordance with the terms of this license as though the same were still in effect.


     13. Infringement. In the event that either party shall learn or be advised that the Trademarks are being infringed by a third party in connection with the sale of Licensed Goods or any other goods under circumstances in which there is created a likelihood of confusion with the Licensed Goods or which could diminish the value of the Trademarks, the party having knowledge thereof shall promptly notify the other party of such infringement. Licensor shall have the right to commence an action for infringement, to select counsel and control the prosecution of such action (except that Licensee shall have the right to participate with its own counsel, at its own cost and expense). Should Licensor commence any such action for infringement, Licensor and Licensee shall share equally all damages recovered from that suit after Licensor's costs and expenses of suit have been recouped. In the event that Licensor does not desire to sue for infringement, it shall so notify Licensee promptly that it does not desire to sue, and Licensee shall thereafter have the right, but not the obligation, to sue for infringement in its own name or in the name of Licensor and Licensee may retain all damages recovered therefrom. The party bringing the infringement suit shall be responsible for all costs and expenses of the suit and shall have the right to select counsel and control the prosecution of such suit. Licensee and Licensor agree to cooperate in any such suit for infringement, at no expense to the other, and provide any needed assistance to the other party. The foregoing notwithstanding, the parties may otherwise agree in writing to share the costs of and recoveries from any such suit.


     14. Indemnification. Licensor assumes no liability to Licensee or to third parties with respect to the sale of Licensed Goods by Licensee under the Trademarks, and Licensee shall indemnify Licensor against losses incurred by claims of third parties against Licensor involving the sale by Licensee of Licensed Goods.

     15. Master License. Licensee may sublicense and/or subcontract the manufacture, sale and/or distribution of Licensed Goods, provided that (i) Licensee shall, directly or indirectly, participate with its sublicensee or otherwise be involved with its sublicensee in the manufacture and/or sale and/or distribution of such Licensed Goods and (ii) any sublicense shall be consistent with this license. However, Licensee shall not have the right to grant to third parties licenses relating to the Trademarks on any products other than Licensed Goods without the express written permission of Licensor, except pursuant to any other license agreement or other arrangement between the parties. 16. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or three (3) days after being sent by registered or certified mail, return receipt requested, postage prepaid, or transmitted by telecopy with oral confirmation, addressed as follows or to such other address of which the parties may have given notice in accordance with this paragraph: In the case of Licensor:

             Joseph R. DeLeo
             Harrow Enterprises, Inc.
             2 Fifth Avenue
             New York, NY 10011
             Telecopy: (212) 260-4619


             with a copy to:

             Donald P. Parson, Esq.
             Satterlee Stephens Burke & Burke LLP
             230 Park Avenue
             New York, NY 10169
             Telecopy: (212) 818-9606

             Ed Litwak
             12868 Via Latina
             Del Mar, California 92014

             In the case of Licensee:

             Steve Davis
             Worldwide Services
             1407 Broadway Suite 1206
             New York, New York 10018

     15. Master License. Licensee may sublicense and/or subcontract the manufacture, sale and/or distribution of Licensed Goods, provided that (i) Licensee shall, directly or indirectly, participate with its sublicensee or otherwise be involved with its sublicensee in the manufacture and/or sale and/or distribution of such Licensed Goods and (ii) any sublicense shall be consistent with this license. However, Licensee shall not have the right to grant to third parties licenses relating to the Trademarks on any products other than Licensed Goods without the express written permission of Licensor, except pursuant to any other license agreement or other arrangement between the parties.


     16. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or three (3) days after being sent by registered or certified mail, return receipt requested, postage prepaid, or transmitted by telecopy with oral confirmation, addressed as follows or to such other address of which the parties may have given notice in accordance with this paragraph:


             In the case of Licensor:

             Joseph R. DeLeo
             Harrow Enterprises, Inc.
             2 Fifth Avenue
             New York, NY 10011
             Telecopy: (212) 260-4619

             with a copy to:

             Donald P. Parson, Esq.
             Satterlee Stephens Burke & Burke LLP
             230 Park Avenue
             New York, NY 10169
             Telecopy: (212) 818-9606

             Ed Litwak
             12868 Via Latina
             Del Mar, California 92014

             In the case of Licensee:

             Michael Kavanaugh
             Global Home Marketing, Inc.
             7 Penn Plaza
             New York, New York 10001
and to



     17. Assignability. It is mutually understood and agreed that this license shall inure to the benefit of and be binding upon Licensor, its successors and/or assigns, and on Licensee, its successors and/or assigns. This license and any of the rights or obligations created herein may be assigned, in whole or in part, by Licensee, to any party upon the written consent of Licensor, which shall not be unreasonably withheld, and provided that Licensee is current in all payments due to Licensor.



     18. Arbitration. The parties hereby expressly agree that any controversy or claim arising out of or relating to this license, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") in New York, New York, before one (1) arbitrator selected from the panels of arbitrators of the AAA. Any arbitration award shall be final, binding and conclusive upon the parties and judgment rendered thereon may be entered in any court having jurisdiction thereof.  The  prevailing  party in any such  arbitration  shall be  entitled to reimbursement from the other party of any expenses (including, without limitation, reasonable attorney's fees) incurred in connection with such arbitration.



     19. Miscellaneous. Nothing in this license shall be deemed to constitute or create between Licensor or Licensee a partnership, association, joint venture or agency nor shall either party have power or authority to obligate or bind the other in any manner whatsoever, except as expressly provided for herein and neither such party shall make any representation or warranty on behalf or for the other party.



     No change, modification, amendment, addition to this license or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

     This license constitutes the entire agreement between the parties and supersedes all prior understandings and agreements regarding the subject matter hereof. Each of the parties acknowledges and agrees that the other has not made and is not making and in executing this license neither party has relied upon any representations, promises or inducements except to the extent that the same are expressly set forth in this license.

     If any clause, paragraph, section or part of this license shall be held or declared to be void, invalid or illegal for any reason by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this license.

      ]

     This license shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed therein.

     IN WITNESS WHEREOF, the parties have caused this license to be signed as of the date and year first above written.



                                           LICENSOR:

                                           Harrow Enterprises, Inc.

                                           By: /s/
                                              ----------------------------------


                                           LICENSEE:

                                           Global Home Marketing, Inc.

                                           By: /s/
                                              ----------------------------------

                                    EXHIBIT A
                                    ---------


                               THE COLLECTIONS OF
                                 JENNIFER GUCCI

                                    EXHIBIT B
                                    ---------

The Territory includes:

               Europe

                                    EXHIBIT C
                                    ---------




Product Categories are:

              Glassware, Dinnerware and Tableware

                                    EXHIBIT D
                                    ---------




Initial Royalty Payment:
                              One million shares of the company stock restricted type 144.-

A.   Royalties:
     5% of wholesale sales per product category payable quarterly with a minimum yearly sales guarantee as follows:

     1.   First year--$250,000

     2.   Second year-- $300,000

     3.   Third year--$350,000

     4.   Fourth year--$400,000

     5.   Fifth year--$450,000

     6.   Sixth through the tenth years--$500,000

B.   Term of the contract is five years with one five-year option.

     1. The option will be exercised one year prior to expiration of the initial five-year contract.
     2. The first year contract will be for 18 months commencing on the signing of the contract.